Exhibit (e)(2)(xxiii)

[FORM OF] AMENDMENT NO. 22

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IB SHARES

AMENDMENT NO. 22 to the Amended and Restated Distribution Agreement (“Amendment No. 22”), dated as of [             ,] 2014, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust hereby includes the AXA/Horizon Small Cap Value Portfolio, AXA/Lord Abbett Micro Cap Portfolio, AXA/Morgan Stanley Small Cap Growth Portfolio and AXA/Pacific Global Small Cap Value Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 22 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:		By:
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President and Chief Executive Officer	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

FORM OF AMENDMENT NO. 22

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

All Asset Growth – Alt 20 Portfolio

All Asset Moderate Growth – Alt 15 Portfolio

All Asset Aggressive – Alt 25 Portfolio

All Asset Aggressive – Alt 50 Portfolio

All Asset Aggressive – Alt 75 Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA SmartBeta™ Equity Portfolio

AXA 500 Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA Ultra Conservative Strategy Portfolio

EQ/AllianceBernstein Short-Term Bond Portfolio

EQ/AllianceBernstein Short Duration Government Bond Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio)

EQ/BlackRock Basic Value Equity Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Convertible Securities Portfolio

EQ/Core Bond Index

EQ/Davis New York Venture Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Energy ETF Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

AXA Global Equity Managed Volatility Portfolio

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Index Portfolio

AXA International Core Managed Volatility Portfolio

EQ/International ETF Portfolio

EQ/International Equity Index Portfolio

AXA International Value Managed Volatility Portfolio

EQ/JPMorgan Value Opportunities Portfolio

AXA Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

AXA Large Cap Value Managed Volatility Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

AXA Templeton Global Equity Managed Volatility Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Invesco Comstock Portfolio

EQ/Wells Fargo Omega Growth Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

AXA/Horizon Small Cap Value Portfolio

AXA/Lord Abbett Micro Cap Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Pacific Global Small Cap Value Portfolio